Exhibit 99.1

Workhorse Group Announces Proposed Public Offering of its Common Stock

By PR Newswire,  August 08, 2018, 04:01:00 PM EDT

CINCINNATI, Aug. 8, 2018 /PRNewswire/ -- Workhorse Group Inc.(NASDAQ:WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective electric mobility solutions to the transportation sector, today announced that it is proposing to offer and sell, subject to market conditions, shares of its common stock in an underwritten public offering. Workhorse expects to grant the underwriter a 45-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering to cover over-allotments, if any. All of the common stock is being offered by the Company.

Workhorse intends to use the net proceeds from the offering for working capital, general corporate purposes and repayment of debt and other obligations. The final terms of the offering will depend on market and other conditions at the time of pricing, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

National Securities Corporation, a wholly-owned subsidiary of National Holdings Corporation (NASDAQ:NHLD) is acting as sole book running manager for the offering.

A shelf registration statement (File No. 333-213110) relating to the shares of common stock being offered was filed with the U.S. Securities and Exchange Commission (SEC) and was declared effective on December 23, 2016. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the offering may be obtained by request to the offices of National Securities Corporation, Attn: Marguerite Rogers, Sr. Vice President, 200 Vesey Street, 25th Floor, New York, NY 10281, Telephone: (212)-417-8227; Email: prospectusrequest@nationalsecurities.com; or the on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

About Workhorse Group Inc.

Workhorse is a technology company focused on providing electric mobility solutions to the transportation sector. As an American original equipment manufacturer, we design and build high performance battery-electric vehicles including trucks and aircraft. We also develop cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information, visit www.workhorse.com.

Cautionary Note on Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.   Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Ryan Hallett
ryan.hallett@grey.com
(212) 546-2598

Investor Relations Contact:

Matt Glover and Tom Colton
Liolios
949-574-3860
WKHS@liolios.com